EXHIBIT 99.1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of November 12, 2010, made by and among Fortress RIC Coinvestment Fund LP (“Fortress RIC”), FIG LLC (“FIG”), Fortress Operating Entity I LP (“FOE I”), FIG Corp., Fortress Investment Group LLC (“Fortress”), Wesley R. Edens, Robert I. Kauffman and Randal A. Nardone.  Fortress RIC, FIG, FOE I, FIG Corp., Fortress, Wesley R. Edens, Robert I. Kauffman and Randal A. Nardone are collectively referred to herein as the “Parties” and each individually as a “Party.”  Pursuant to Rule 13d-1(k)(1)(iii) promulgated under the Securities Exchange Act of 1934, as amended, the Parties hereby acknowledge and agree that the Schedule 13D (as so amended, the “Statement on Schedule 13D”) is filed on behalf of each such Party and that all subsequent amendments to the Statement on Schedule 13D shall be filed on behalf of each of the Parties without the necessity of executing or filing additional joint filing agreements.  The Parties hereby acknowledge that each Party shall be responsible for timely filing of such amendments, and for the completeness and accuracy of the information concerning such Party contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other Party, except to the extent that such Party knows or has reason to believe that such information is inaccurate.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Joint Filing Agreement as of the day and year first above written.

FORTRESS RIC COINVESTMENT FUND LP
By:	RIC Coinvestment Fund GP LLC, as General Partner
By:	/s/ Randal A. Nardone
Randal A. Nardone its Chief Operating Officer

FIG LLC
By:	/s/ David N. Brooks
David N. Brooks its Secretary, Vice President and General Counsel

FORTRESS OPERATING ENTITY I LP
By:	FIG Corp., as General Partner
By:	/s/ David N. Brooks
David N. Brooks its Secretary, Vice President and General Counsel

FIG CORP.
By:	/s/ David N. Brooks
David N. Brooks its Secretary, Vice President and General Counsel

FORTRESS INVESTMENT GROUP LLC
By:	/s/ David N. Brooks
David N. Brooks its Secretary, Vice President and General Counsel

 [SIGNATURE PAGE 1 OF 2 TO JOINT FILING AGREEMENT]

By:	/s/ Wesley R. Edens
Wesley R. Edens

By:	/s/ Robert I. Kauffman
Robert I. Kauffman

By:	/s/ Randal A. Nardone
Randal A. Nardone

[SIGNATURE PAGE 2 OF 2 TO JOINT FILING AGREEMENT]